As filed with the Securities and Exchange Commission on January 29, 2002
                                                      Registration No. 333-43766
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT of 1933
                            ------------------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                            ------------------------

                             Software HOLDRSSM Trust
                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085
     (State or other jurisdiction            (Primary Standard Industrial                 (I.R.S. Employer
   of incorporation or organization)          Classification Code Number)              Identification Number)

                            -------------------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                   Copies to:

              Andrea L. Dulberg, Esq.                    Andrew B. Janszky, Esq.
               Corporate Secretary                        Shearman & Sterling
  Merrill Lynch, Pierce, Fenner & Smith Incorporated      599 Lexington Avenue
                  250 Vesey Street                      New York, New York 10022
             New York, New York 10281                       (212) 848-4000
                 (212) 449-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]


================================================================================

PROSPECTUS


                                  [HOLDRS LOGO]


                        1,000,000,000 Depositary Receipts
                             Software HOLDRSSM Trust

     The Software HOLDRSSM Trust issues Depositary Receipts called Software HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in various segments of the software industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Software HOLDRS in a round-lot amount of 100 Software HOLDRS or round-lot multiples. Software HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Software HOLDRS. For a list of the names and the number of shares of the companies that make up a Software HOLDR, see "Highlights of Software HOLDRS--The Software HOLDRS" starting on page 11. The Software HOLDRSSM trust will issue Software HOLDRS on a continuous basis.

     Investing in Software HOLDRS involves significant risks. See "Risk factors" starting on page 5.

     Software HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Software HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

     The Software HOLDRS are listed on the American Stock Exchange under the symbol "SWH." On January 25, 2002, the last reported sale price of the Software HOLDRS on the American Stock Exchange was $47.07.

                                ----------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------

                The date of this prospectus is January 29, 2002.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page

Summary........................................................................4
Risk Factors...................................................................5
Highlights of Software HOLDRS.................................................11
The Trust.....................................................................18
Description of Software HOLDRS................................................18
Description of The Underlying Securities......................................18
Description of The Depositary Trust Agreement.................................21
United States Federal Income Tax Consequences.................................24
Erisa Considerations..........................................................27
Plan of Distribution..........................................................27
Legal Matters.................................................................27
Where You Can Find More Information...........................................27

                                ----------------

     This prospectus contains information you should consider when making your investment decision. With respect to information about Software HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Software HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Software HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Software HOLDRS or of the underlying securities through an investment in the Software HOLDRS.

                                    SUMMARY

     The Software HOLDRS trust was formed under the depositary trust agreement, dated as of September 22, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Software HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock or American depositary shares issued by a group of companies that were, at the time of the initial offering, generally considered to be involved in various segments of the software industry. The number of shares of each company's common stock or American depositary shares currently held by the trust with respect to each round-lot of Software HOLDRS is specified under "Highlights of Software HOLDRS--The Software HOLDRS." This group of common stocks or American depositary shares, and the securities of any company that may be added to the Software HOLDRS, are collectively referred to in this prospectus as the securities or the underlying securities. There are currently 20 companies included in the Software HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Software HOLDRS are separate from the underlying securities that are represented by the Software HOLDRS. On January 25, 2002, there were 3,073,600 Software HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Software HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Software HOLDRS, including the risks associated with a concentrated investment in software companies.

General Risk Factors

     o Loss of investment. Because the value of Software HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Software HOLDRS if the underlying securities decline in value.

     o Discount trading price. Software HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Software HOLDRS or other corporate events, such as mergers, a Software HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Software HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the software industry. At the time of the initial offering, the companies included in the Software HOLDRS were generally considered to be involved in various aspects of the software industry. However, the market price of the underlying securities and the Software HOLDRS may not necessarily follow the price movements of the entire software industry. If the underlying securities decline in value, your investment in the Software HOLDRS will decline in value, even if the securities prices of companies in the software industry generally increase in value. In addition, since the time of the initial offering, the companies included in Software HOLDRS may not be involved in the software industry. In this case, the Software HOLDRS may not consist of securities issued only by companies involved in the software industry.

     o Not necessarily comprised of solely software companies. As a result of distributions of securities by companies included in the Software HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Software HOLDRS and that are not involved in the software industry may be included in the Software HOLDRS. Pursuant to an amendment to the depositary trust agreement, the securities of a new company will only be distributed from the Software HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Software HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As there are only 11 broadly defined sector classifications, the use of Standard and Poor's sector classifications to determine whether a new company will be included in the Software HOLDRS provides no assurance that each new company included in the Software HOLDRS will be involved in the software industry. Currently, the underlying securities included in the Software HOLDRS are represented in the Technology sector. Since each sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the Software HOLDRS yet not be involved in the software industry. In addition the sector classifications of securities included in the Software HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both. Therefore, additional sector classifications may be represented in the Software HOLDRS which may also result in the inclusion in the Software HOLDRS of the securities of a new company that is not involved in the software industry.

     o No investigation of underlying securities. The underlying securities initially included in the Software HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of securities in the software industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Software HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Software HOLDRS may not necessarily be a diversified investment in the software industry. In addition, reconstitution events, distribution of securities by an underlying issuer or other events, which may result in a distribution of securities from, or the inclusion of additional securities in, the Software HOLDRS, may also reduce diversification. Software HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Software HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Software HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Software HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Software HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Software HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Software HOLDRS, you will not be able to trade Software HOLDRS and you will only be able to trade the underlying securities if you cancel your Software HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Software HOLDRS. If the Software HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Software HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Software HOLDRS are delisted. There are currently 20 companies whose securities are included in the Software HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Software HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Software HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Software Industry

o The stock prices of some of the companies included in the Software HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Software HOLDRS, and you could lose all or part of your investment. The trading prices of the securities of some companies included in the Software HOLDRS have been volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

          o    general market fluctuations;

          o actual or anticipated variations in companies' quarterly operating results;

          o announcements of technological innovations or new services offered by competitors of the companies included in the Software HOLDRS;

          o    changes in financial estimates by securities analysts;

          o legal or regulatory developments affecting the companies included in the Software HOLDRS or in the software industry;

          o announcements by competitors of the companies included in the Software HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

          o    departures of key personnel;

          o    sales of software companies' securities in the open market; and

          o    difficulty in obtaining additional financing.

     In addition, the trading prices of some software stocks in general have experienced extreme price and volume fluctuations recently. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many software stocks are high when measured by conventional valuation standards, such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of software companies or Internet-based companies, generally, could depress the stock prices of a software company regardless of software companies' results. Other broad market and industry factors may decrease the stock price of software stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of software stocks.

     As a result of fluctuations in trading prices of the companies included in the Software HOLDRS, the trading price of Software HOLDRS has fluctuated significantly. The initial offering price of a Software HOLDR, on September 26, 2000 was $98.21, and during 2001, the price of a Software HOLDR reached a high of $79.25 and a low of $29.50.

o A decline in information technology spending may result in a decrease in revenues or lower the growth rate of the companies whose securities are included in Software HOLDRS. A decline in the demand for information technology among current and prospective customers of the companies included in Software HOLDRS may result in decreased revenues or a lower growth rate for these companies because their sales depend, in part, on their customers' level of funding for new or additional information technology systems and services. Moreover, demand for these software companies' products and services may be reduced by a decline in overall demand for computer software and services. A continuation of the current economic downturn may cause customers of the companies included in the Software HOLDRS to reduce or eliminate information technology spending and cause price erosion throughout the software industry. In addition, recent developments, namely the September 11, 2001 terrorist attacks in the United States and related military actions, as well as future events or effects occurring in response or in connection to those developments, may reduce the amount and delay the timing of capital expenditures by corporations for information technology, such as software products. Accordingly, no assurance can be given that the companies included in the Software HOLDRS will be able to increase or maintain current revenues.

o Companies whose securities are included in the Software HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Software HOLDRS. Companies whose securities are included in Software HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Software HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the software industry.

o Many software companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, result of operations and financial condition. The ability of a software company to obtain, maintain or increase market share depends on timely introduction and market acceptance of new products offered by software companies. The software market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. The success of many software companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve performance, features and the reliability of their products. Software companies must also quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products or products which could make their product obsolete. In addition, the widespread adoption of new Internet, networking or telecommunications standards and other technological changes could require substantial expenditures to modify or adapt the existing products offered by software companies.

o The products of some software companies have relatively short life cycles, which could result in significant fluctuations in the operating results of these software companies. The products of some companies included in the Software HOLDRS have a limited life cycle and it is difficult to estimate when they will become obsolete. As a result, it is difficult to forecast future revenue growth or sources of future revenue. If a software company does not develop and introduce new products before existing products have completed their life cycles and ensure that existing customers continue to use their products, it may not be possible for a software company to sustain its current level of sales.

o Inability to manage rapid growth could adversely affect systems, management resources and revenues. Some software companies are, or plan to begin, rapidly expanding their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the financial, operational, management, marketing, and sales systems and resources of many software companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

o Inability to adequately protect proprietary rights may harm the competitive positions of many software companies. Many software companies rely on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, software companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require software companies to enter into royalty or licensing agreements. Legal standards relating to the scope of protection of intellectual property rights in software and related industries are still evolving, and the future viability or value of any of the intellectual property rights of software companies is uncertain.

o Demand for some of the products and services of software companies will decline if Internet use fails to grow and be accepted as a medium for online commerce and communication. Future revenues and any future profits of many software companies depend upon the widespread acceptance and use of the Internet and other online services as an effective medium of communication and commerce by consumers. Rapid growth in the use of and interest in the Internet and other online services is a relatively recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services. For many software companies to grow, customers must continue to accept and use new ways of conducting business and exchanging information on the Internet.

o New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many software companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may result in more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of many companies included in the Software HOLDRS.

o Some companies included in the Software HOLDRS derive significant revenue from only a few customers, and a failure to retain these customers or add new customers could affect the business of the companies. Sales to a small number of customers generate a disproportionate amount of the revenue for some companies included in the Software HOLDRS. If any of these significant customers were to reduce their purchases, the revenues of these companies would be substantially affected. Some of the companies included in the Software HOLDRS do not have long-term contracts or specific volume purchase contracts with significant customers and therefore cannot be sure that these customers will continue to purchase products at current levels and, as a result, a customer that generates substantial revenue in a particular period may not be a source of revenue in subsequent periods.

o The international operations of some software companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some companies included in the Software HOLDRS have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

          o    general economic, social and political conditions;

          o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

          o differing tax rates, tariffs, exchange controls or other similar restrictions;

          o    currency fluctuations; and

          o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

o Many software companies are developing strategies to generate additional revenues for their products and services outside of the United States and Western Europe, and if these strategies fail it could result in slower revenue growth and losses. Many software companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, many software companies cannot be certain that investments in establishing facilities in other countries will produce anticipated revenues as they have limited experience developing localized versions of their products and services and marketing products and services internationally.

o Some companies included in the Software HOLDRS have a limited operating history, which makes financial forecasting difficult. Some companies included in the Software HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. Software companies would expect their business, operating results and financial condition to be materially adversely affected if their revenues do not meet their projections and that net losses in a given quarter would be even greater than expected.

o The products of some software companies may contain defects or errors, which may make it more difficult to gain market acceptance for their products and may reduce revenues. The products of software companies must be developed quickly to keep pace with the rapidly changing software market. Despite extensive product testing, complex software products and services are likely to contain undetected errors or defects. In the past, some software companies have experienced delays in releasing some versions of their products until software problems were corrected. Some products may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of products and damage to their reputations, as well as lost revenues, diverted development resources and increased service and warranty costs, all of which could negatively affect the revenues of a software company.

o Many software companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business. The success of any software company is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these software companies will be able to continue to attract and retain qualified personnel.

o It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Software HOLDRS. Some of the companies included in the Software HOLDRS are incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Software HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

o Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Software HOLDRS. Holders of American depositary shares, including those included in the Software HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

                          HIGHLIGHTS OF SOFTWARE HOLDRS

         This discussion highlights information regarding Software HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Software HOLDRS.

Issuer..................      Software HOLDRS Trust.

The trust...............      The Software HOLDRS Trust was formed under the
                              depositary trust agreement, dated as of September
                              22, 2000, among The Bank of New York, as trustee,
                              Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated, other depositors and the owners of the Software HOLDRS and was amended on November
                              22, 2000. The trust is not a registered investment company under the Investment Company
                              Act of 1940.

Initial depositor.......      Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated.

Trustee.................      The Bank of New York, a New York state-chartered
                              banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Software HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Software HOLDRS.

Purpose of Software
HOLDRS..................      Software HOLDRS are designed to achieve the
                              following:

                              Diversification. Software HOLDRS are designed to allow you to diversify your investment in the software industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                              Flexibility. The beneficial owners of Software HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Software HOLDRS, and can cancel THEIR Software HOLDRS to receive each of the underlying securities represented by the Software HOLDRS.

                              Transaction costs. The expenses associated with buying and selling Software HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets............      The trust holds securities traded on U.S. stock
                              markets that, when initially selected, were issued by companies involved in the software industry.
                              Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust Agreement -Distributions" and
                              "-Reconstitution Events." There are currently 20 companies included in the Software HOLDRS.

                              The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Software HOLDRS.....      The trust has issued, and may continue to issue
                              Software HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S. traded securities that are held by the trust on your behalf. The Software HOLDRS themselves are separate from the underlying securities that are represented by the Software HOLDRS.

                              The following chart provides:

                              o the names of the 20 issuers of underlying
                                securities currently represented by the Software HOLDRS,
                              o the stock ticker symbols,
                              o the share amounts currently represented by a
                                round-lot of 100 Software HOLDRS, and
                              o the principal U.S. market on which the
                                underlying securities are traded.


                                                          Share    Primary U.S.
                       Name of Company           Ticker  Amounts  Trading Market
         -----------------------------------------------------------------------
         Adobe Systems Incorporated               ADBE    6           NASDAQ
         BMC Software, Inc.                       BMC     7            NYSE
         Check Point Software Technologies Ltd.   CHKP    6           NASDAQ
         Computer Associates International, Inc.  CA      17           NYSE
         Intuit Inc.                              INTU    6           NASDAQ
         i2 Technologies, Inc.                    ITWO    10          NASDAQ
         Macromedia, Inc.                         MACR    1           NASDAQ
         Mercury Interactive Corporation          MERQ    2           NASDAQ
         Micromuse Inc.                           MUSE    2           NASDAQ
         Microsoft Corporation                    MSFT    15          NASDAQ
         Nuance Communications, Inc.              NUAN    1           NASDAQ
         Openwave Systems Inc.                    OPWV    2           NASDAQ
         Oracle Corporation                       ORCL    24          NASDAQ
         PeopleSoft, Inc.                         PSFT    8           NASDAQ
         Rational Software Corporation            RATL    5           NASDAQ
         SAP AG-preference shares*                SAP     16           NYSE
         Sapient Corporation                      SAPE    3           NASDAQ
         Siebel Systems, Inc.                     SEBL    8           NASDAQ
         TIBCO Software Inc.                      TIBX    5           NASDAQ
         Veritas Software Corporation             VRTS    7           NASDAQ

         ----------------------
         *The preference shares of this non-U.S. company trade in the United States as American depositary receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional factors to consider with respect to an investment in a non-U.S. company.


                              The companies whose securities were included in the Software HOLDRS at the time Software HOLDRS were originally issued generally were considered to be among the 20 largest and most liquid companies with U.S.-traded securities involved in the software industry, as measured by market capitalization and trading volume on August 10, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                              The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Software HOLDRS in a round-lot of 100 Software HOLDRS and round-lot multiples. The trust will only issue Software HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Software HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS.

                              The number of outstanding Software HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Software HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Purchases..............       You may acquire Software HOLDRS in two ways:

                              o through an in-kind deposit of the required
                                number of securities of the underlying issuers with the trustee, or

                              o through a cash purchase in the secondary trading
                                market.

Issuance and
cancellation fees......       If you wish to create Software HOLDRS by
                              delivering to the trust the requisite securities represented by a round-lot of 100 Software HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Software HOLDRS. If you wish to cancel your Software HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Software HOLDRS.

Commissions............       If you choose to deposit underlying securities in
                              order to receive Software HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee, charged by the trustee, described above.

Custody fees...........       The Bank of New York, as trustee and as custodian,
                              will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Software
                              HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.



Rights relating to
Software HOLDRS........       You have the right to withdraw the underlying
                              securities upon request by delivering a round-lot or integral multiple of a round-lot of Software
                              HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Software
                              HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Software HOLDRS themselves will not have voting rights.

Rights relating
to the underlying
securities.............       Software HOLDRS represents your beneficial
                              ownership of the underlying securities. Owners of Software HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Software
                              HOLDRS. These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Software HOLDRS and the right to surrender Software HOLDRS to receive the underlying securities. Software HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Software HOLDRS.
                              However, due to the nature of Software HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Software HOLDRS
                              (and pay the applicable fees) and receive all of the underlying securities.


                              A holder of Software HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Software HOLDRS would need to surrender their Software HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                              You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Software
                              HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Software HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                              The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's sector classification that is different from the sector classifications represented in the Software HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be made available to you, may be disposed of or may lapse.

                              There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Software HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                              If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Software HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Software HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement -Withdrawal of Underlying Securities."

Ownership rights in
fractional shares
in the underlying
securities.............       As a result of distributions of securities by
                              companies included in the Software HOLDRS or other corporate events, such as mergers, a Software
                              HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                              In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Software HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 Software HOLDRS are outstanding and each Software HOLDR represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Software HOLDRS. If 50,000 HOLDRS of such Software HOLDRS vote their underlying securities "yes" and 50,001 vote "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution
events.................       The depositary trust agreement provides for the
                              automatic distribution of underlying securities from the Software HOLDRS to you in the following four circumstances:

                              A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

                              B.  If the SEC finds that an issuer of
                                  underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

                              C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Software HOLDRS, only if the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Software HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

                              D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

                              To the extent a distribution of underlying securities from the Software HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                              In addition, securities of a new company will be added to the Software HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Software HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                              It is anticipated, as a result of the broadly defined Standard & Poor's sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in Software HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Software HOLDRS will be distributed from the Software HOLDRS to you.

Standard & Poor's sector
classifications.......        Standard and Poor's Corporation is an independent
                              source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard
                              & Poor's sector classifications and each class of publicly traded securities of a company are each given only one sector classification. The securities included in the Software HOLDRS are currently represented in the Technology sector.
                              The Standard & Poor's sector classifications of the securities included in the Software HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

Termination events....        A. The Software HOLDRS are delisted from the
                                 American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Software HOLDRS are delisted.

                              B. The trustee resigns and no successor trustee is
                                 appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign

                              C. 75% of beneficial owners of outstanding
                                 Software HOLDRS vote to dissolve and liquidate the trust.

                            If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                            Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Software HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States federal
income tax
consequences..........      The United States federal income tax laws will treat
                            a U.S. holder of Software HOLDRS as directly owning the underlying securities. The Software HOLDRS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing...............      The Software HOLDRS are listed on the American Stock
                            Exchange under the symbol "SWH."  On January 25,
                            2002, the last reported sale price of the Software
                            HOLDRS on the American Stock Exchange was $47.07.

Trading...............      Investors are only able to acquire, hold, transfer
                            and surrender a round-lot of 100 Software HOLDRS.
                            Bid and ask prices, however, are quoted per single
                            Software HOLDR.

Clearance and
settlement............      Software HOLDRS have been issued in book-entry form.
                            Software HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The
                            Depository Trust Company, referred to as DTC.
                            Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Software
                            HOLDRS."

                                    THE TRUST

     General. This discussion highlights information about the Software HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Software HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Software HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of September 22, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Software HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Software HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Software HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                         DESCRIPTION OF SOFTWARE HOLDRS

     The trust has issued Software HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Software HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Software HOLDRS in a round-lot of 100 Software HOLDRS and round-lot multiples. The trust will only issue Software HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Software HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS.

     Software HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Software HOLDRS--The Software HOLDRS."

     Beneficial owners of Software HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Software HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Software HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Software HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Software HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Software HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

     Software HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Software HOLDRS are available only in book-entry form. Owners of Software HOLDRS may hold their Software HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stock or American depositary shares of specified companies that, at the time of selection, were involved in various aspects of the software industry and whose securities are registered under section 12 of the Exchange Act. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the software industry as measured by market capitalization and trading volume.

     The Software HOLDRS may no longer consist of securities issued by companies involved in the software industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the software industry and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Software HOLDRS, please refer to "Highlights of Software HOLDRS--The Software HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Software HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all of the 20 underlying securities currently represented by a single Software HOLDR, measured at the close of the business day on April 13, 2000, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to December 2001. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.



2000              Price                           2001            Price
----              -----                           ----            -----
April 13          75.57                           January 31      73.75
April 28          83.33                           February 28     54.09
May 31            76.66                           March 30        41.70
June 30           88.46                           April 30        54.10
July 31           81.69                           May 31          52.45
August 31         97.37                           June 29         56.55
September 29      97.12                           July 31         47.84
October 31        92.70                           August 31       39.42
November 30       64.40                           September 28    30.98
December 29       64.03                           October 31      36.55
                                                  November 30     42.77
                                                  December 31     44.97

                               [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of September 22, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Software HOLDRS, provides that Software HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

     The trustee. The Bank of New York serves as trustee for Software HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Software HOLDRS. You may create and cancel Software HOLDRS only in round-lots of 100 Software HOLDRS. You may create Software HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Software HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Software HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS. Similarly, you must surrender Software HOLDRS in integral multiples of 100 Software HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Software HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Software HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Software HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Software HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities are of a company with a Standard & Poor's sector classification that is different from the sector classifications of any other company represented in the Software HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be made available to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

     You will be obligated to pay any tax or other charge that may become due with respect to Software HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Software HOLDRS, only if, as provided in the amendment to the depositary trust agreement, the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Software HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Software HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Software HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Software HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Software HOLDRS will be distributed from the Software HOLDRS to you.

     Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Software HOLDRS are currently represented in the Technology sector. The Standard & Poor's sector classifications of the securities included in the Software HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Software HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Software HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Software HOLDRS.

     Further issuances of Software HOLDRS. The depositary trust agreement provides for further issuances of Software HOLDRS on a continuous basis without your consent.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith, the initial depositor, within 60 days from the date the trustee provides notice to the initial depositor, of its intent to resign. Upon termination, the beneficial owners of Software HOLDRS will surrender their Software HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Software HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Software HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Software HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Software HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Software HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Software HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Software HOLDRS.

     Issuance and cancellation fees. If you wish to create Software HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Software HOLDRS. If you wish to cancel your Software HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Software HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Software HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286, temporarily relocated to 1 Wall Street, New York, NY 10286.

     Governing law. The depositary trust agreement and the Software HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Software HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of the U.S. federal income tax consequences relating to the Software HOLDRS for:

     o    a citizen or resident of the United States;

     o a corporation or partnership created or organized in the United States or under the laws of the United States;

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"); and

     o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Software HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address Software HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Software HOLDRS

     A receipt holder purchasing and owning Software HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Software HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Software HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Software HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Software HOLDRS. Similarly, with respect to sales of Software HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Software HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Software HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Software HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

     With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders. If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value determined at the spot rate on the date of the payment regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Software HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income"; or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Software HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Software HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at a rate of up to 30.5% on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Software HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Software HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Software HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Software HOLDRS. The trust delivered the initial distribution of Software HOLDRS against deposit of the underlying securities in New York, New York on approximately September 29, 2000.

     Investors who purchase Software HOLDRS through a fee-based brokerage account will pay fees changed by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. Merrill Lynch also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used, and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Software HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Software HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Software HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Software HOLDRS, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Software HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Software HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

     Because the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Software HOLDRS. This prospectus relates only to Software HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Software HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Software HOLDRS, have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1996, 1997, 1998, 1999, 2000 and 2001. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 12. The primary foreign stock markets on which the securities of the foreign issuers included in the Software HOLDRS are listed are described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                        ADOBE SYSTEMS INCORPORATED (ADBE)

     Adobe Systems Incorporated develops and markets graphic design, publishing and imaging software for Web sites, print publishing and other types of media. Adobe also offers application software products for creating, distributing and managing information. Adobe's customers include hardware manufacturers, software developers, Internet service providers, businesses and consumers.

            Closing            Closing            Closing            Closing             Closing            Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001       Price
January       8 1/2 January    9 15/32 January      9 5/8 January   11 15/16 January    27 17/32 January      43.69
February      8 3/8 February     9 1/8 February   11 3/64 February   10 1/16 February         51 February     29.06
March        8 1/16 March      10 1/32 March     11 19/64 March      14 3/16 March      55 21/32 March        34.97
April        10 3/4 April      9 25/32 April     12 33/64 April     15 27/32 April      60 15/32 April        44.92
May          9 9/32 May        11 5/32 May        9 63/64 May       18 17/32 May         56 9/32 May          39.77
June        8 31/32 June       8 49/64 June      10 39/64 June      20 35/64 June             65 June         47.00
July        7 19/32 July       9 11/32 July        8 5/64 July       21 7/16 July         57 1/4 July         37.49
August      8 23/32 August     9 27/32 August      6 9/16 August    24 29/32 August           65 August       33.61
September    9 5/16 September 12 19/32 September  8 43/64 September   28 3/8 September    77 5/8 September    23.98
October     8 21/32 October   11 15/16 October     9 9/32 October   34 31/32 October     76 1/16 October      26.40
November      9 7/8 November    10 1/2 November   11 3/16 November  34 11/32 November     63 3/8 November     32.08
December    9 11/32 December   10 5/16 December  11 11/16 December    33 5/8 December    58 3/16 December     31.05

     The closing price on January 25, 2002 was $34.09.

                            BMC SOFTWARE, INC. (BMC)

     BMC Software, Inc. provides systems management software for businesses. BMC provides software solutions that are designed to enhance the availability, performance and recoverability of customers' business applications to help them manage their businesses. BMC's products include software for databases, operating systems, servers and Internet applications.

            Closing             Closing            Closing            Closing             Closing             Closing
   1996       Price     1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January     13 13/16 January   21 11/16 January     33 7/8 January   46 11/16 January      37 7/8 January       29.06
February    13 15/16 February  21 13/32 February    38 1/4 February    40 7/8 February         46 February      30.13
March       13 11/16 March      23 1/16 March     41 29/32 March      37 1/16 March        49 3/8 March         21.50
April       15 7/23  April       21 5/8 April     46 25/32 April      43 1/16 April      46 13/16 April         24.19
May          15 3/4  May        27 1/16 May        46 1/16 May        49 7/16 May              44 May           23.90
June       14 15/16  June      27 11/16 June      51 15/16 June            54 June       36 31/64 June          22.54
July             16  July        30 1/8 July       49 5/16 July        53 7/8 July         18 7/8 July          20.00
August       18 5/8  August     31 5/16 August     42 5/16 August    53 13/16 August           27 August        16.00
September    19 7/8  September   32 3/8 September  60 1/16 September  71 9/16 September    19 1/8 September     12.70
October      20 3/4  October    30 3/16 October    48 1/16 October    64 3/16 October     20 5/16 October       15.07
November     21 3/4  November   32 7/16 November   51 1/16 November  72 13/16 November    17 5/16 November      16.75
December   20 11/16  December  32 13/16 December   44 9/16 December  79 15/16 December         14 December      16.37

     The closing price on January 25, 2002 was $19.21.

                  CHECK POINT SOFTWARE TECHNOLOGIES LTD. (CHKP)

     Check Point Software Technologies Ltd. develops, markets and supports resource protection or firewall software that shields corporate networks from both internal and external unauthorized access. Check Point products are designed to verify remote users, control access to corporate networks, block viruses and other unwanted Web content from entering corporate networks and permit companies to set up virtual private networks for secure internal and remote communications. Check Point products also include quality of service and IP address management.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January           * January    4 29/64 January     5 5/64 January     8 5/64 January    36 47/64 January      101.67
February          * February   2 63/64 February   6 27/64 February   6 25/64 February   67 63/64 February      64.13
March             * March      3 27/64 March      7 39/64 March      7 11/64 March       57 1/64 March         47.50
April             * April      3 15/16 April      4 57/64 April        5 7/8 April      57 43/64 April         62.73
May               * May        4 43/64 May        4 43/64 May          7 3/8 May          62 5/8 May           53.86
June              * June       3 57/64 June       5 29/64 June       8 15/16 June       70 37/64 June          50.57
July        2 43/64 July         4 1/2 July       3 59/64 July      11 13/32 July       77 21/64 July          44.24
August       4 5/64 August     4 19/64 August      3 1/64 August    12 55/64 August     97 13/64 August        31.99
September     5 5/8 September  5 11/64 September   3 5/16 September  14 5/64 September       105 September     22.02
October     4 37/64 October     7 7/64 October    3 51/64 October    19 9/32 October   105 37/64 October       29.52
November    3 51/64 November   7 33/64 November   5 13/32 November  23 39/64 November   68 27/64 November      38.35
December      3 5/8 December   6 51/64 December   7 41/64 December    33 1/8 December    89 3/64 December      39.89

     The closing price on January 25, 2002 was $35.16.

                  COMPUTER ASSOCIATES INTERNATIONAL, INC. (CA)

     Computer Associates International, Inc. develops and markets systems management, information management and business management software for use on computer operating systems. Computer Associates offers numerous products, including data access and network management tools, which, among other things, are designed to measure and improve computer hardware and software performance and programmer productivity.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January    30 25/64 January     30 1/4 January    53 3/16 January     50 5/8 January      68 1/2 January       36.01
February    30 9/16 February   29 5/64 February    47 1/4 February        42 February     64 1/4 February      31.19
March      31 53/64 March     25 59/64 March       57 3/4 March      35 9/16 March        58 1/2 March         27.20
April      32 38/64 April     34 43/64 April       58 5/8 April     42 11/16 April      55 13/16 April         32.19
May        32 21/64 May         36 1/2 May         52 1/2 May        47 5/16 May          51 1/2 May           28.36
June        31 9/16 June        37 1/8 June       55 9/16 June        54 3/4 June        51 3/16 June          36.00
July       33 59/64 July        45 1/4 July        33 1/4 July        45 7/8 July         24 3/4 July          34.48
August           35 August    44 37/64 August          27 August      56 1/2 August       32 3/8 August        31.05
September  39 58/64 September   47 7/8 September       37 September   61 1/8 September   25 5/16 September     25.74
October    39 27/64 October     49 1/2 October     39 3/8 October     56 1/2 October      31 7/8 October       30.92
November   43 53/64 November   52 1/16 November    44 1/4 November    64 3/4 November     26 1/8 November      33.27
December   33 11/64 December        53 December    42 5/8 December  69 15/16 December     19 1/2 December      34.49

     The closing price on January 25, 2002 was $37.33.

                               INTUIT INC. (INTU)

     Intuit Inc. develops, markets and supports software that is designed to automate and simplify financial activities for small businesses, individuals and accounting professionals. Intuit's product and service offerings include desktop software, Internet software and products to connect desktop software to the Internet. Intuit offers software for small business accounting, tax preparation and consumer finance and financial supplies such as computer checks, envelopes and invoices. Intuit's personal finance products and services are primarily marketed under the "Quicken" brand.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January    20 35/64 January      9 3/4 January   12 29/64 January   30 21/64 January     60 5/16 January       39.50
February     22 1/4 February   7 35/64 February    15 1/2 February  32 63/64 February     52 1/2 February      41.13
March            15 March        7 3/4 March       16 1/8 March     33 59/64 March        54 3/8 March         27.75
April      17 21/64 April        7 3/8 April     17 47/64 April     28 45/64 April      35 15/16 April         32.04
May        17 21/64 May         9 3/64 May       15 51/64 May         27 1/8 May          36 1/4 May           32.06
June         15 3/4 June       7 41/64 June      20 27/64 June       30 3/64 June         41 3/8 June          39.99
July       11 43/66 July       8 25/64 July      16 37/64 July      27 17/64 July             34 July          34.38
August     12 11/64 August     8 45/64 August    11 25/64 August    29 55/64 August       59 7/8 August        37.78
September    10 1/2 September 10 43/64 September 15 33/64 September  29 7/32 September        57 September     35.80
October           9 October     10 7/8 October   15 53/64 October     29 1/8 October     61 7/16 October       40.22
November   11 59/64 November   10 1/16 November  19 19/64 November        50 November    45 9/16 November      43.90
December     10 1/2 December    13 3/4 December  24 11/64 December  59 15/16 December    39 7/16 December      42.78

     The closing price on January 25, 2002 was $39.46.

                          i2 TECHNOLOGIES, INC. (ITWO)

     i2 Technologies, Inc. develops and markets electronic business software that assists companies in optimizing electronic-business processes both internally and among trading partners. i2 products are designed to allow companies to improve efficiencies, collaborate with suppliers and customers, respond to market demands and engage in business over the Internet. i2 products include software for supply chain management and content management. i2 provides consulting, training, and maintenance for those software products.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January           * January    4 17/32 January    6 45/64 January    8 23/32 January     48 5/32 January       50.63
February          * February   3 41/64 February    7 5/64 February   6 15/64 February     81 3/4 February      26.88
March             * March        4 1/8 March      8 13/64 March      6 21/32 March       61 1/16 March         14.50
April        5 3/32 April        4 3/4 April      8 11/32 April      8 15/32 April        64 5/8 April         17.41
May          5 1/32 May        5 11/32 May        7 29/64 May        7 29/32 May        53 11/32 May           20.08
June        5 11/32 June         3 7/8 June       8 25/32 June        10 3/4 June        52 9/64 June          19.80
July          3 1/8 July             6 July        6 3/32 July       7 11/16 July         64 7/8 July           9.65
August      3 19/32 August     5 25/32 August     3 17/32 August     7 15/16 August     84 19/32 August         6.66
September     4 3/4 September   5 3/16 September  3 35/64 September  9 45/64 September  93 17/32 September      3.44
October       4 3/4 October    5 11/16 October    4 21/32 October   19 47/64 October          85 October        4.56
November      4 3/4 November   5 11/16 November    6 3/16 November    21 1/4 November     48 1/4 November       5.74
December    4 25/32 December   6 19/32 December   7 19/32 December    48 3/4 December     54 3/8 December       7.90

     The closing price on January 25, 2002 was $7.98

                             MACROMEDIA, INC. (MACR)

     Macromedia, Inc. develops, markets and delivers software for website layout, graphics and rich media content. Macromedia's products can be used on Windows, Macintosh, and the Internet. Macromedia software streamlines workflow on the Web from concept to design and development to production. Macromedia's software includes stand-alone products for website layout and graphics creation and products that provide support for online commerce and business processes. Macromedia's products are designed to enable customers to create interactive websites that support animated content.



            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January          40 January     11 1/8 January    8 25/32 January    35 1/16 January     68 7/16 January       32.75
February    40 1/16 February   9 13/16 February    12 1/2 February   30 9/16 February    86 7/16 February      29.31
March        42 3/4 March       9 1/16 March       14 7/8 March      45 5/16 March       90 5/16 March         16.06
April      37 11/16 April        7 5/8 April     14 15/16 April      41 7/16 April            87 April         22.66
May          42 5/8 May        10 1/16 May       15 27/32 May       38 11/32 May        79 27/64 May           22.28
June         21 7/8 June         8 5/8 June      18 11/16 June        35 1/4 June       96 11/16 June          18.00
July         16 1/8 July        9 9/16 July        16 3/8 July        34 7/8 July         76 1/2 July          17.20
August       22 5/8 August      9 9/16 August     12 9/16 August      39 5/8 August      69 7/64 August        13.93
September    20 3/4 September  12 1/16 September   16 1/4 September   40 7/8 September  80 13/16 September     12.11
October      16 5/8 October     10 3/8 October         20 October    64 7/16 October     77 1/16 October       14.96
November     18 1/8 November   9 31/32 November  27 15/16 November    65 3/4 November         64 November      22.20
December         18 December    8 5/16 December  33 11/16 December    73 1/8 December     60 3/4 December      17.80

     The closing price on January 25, 2002 was $18.10.

                     MERCURY INTERACTIVE CORPORATION (MERQ)

     Mercury Interactive Corporation develops and markets integrated management products that are designed to enable businesses to test and monitor their Internet applications so they can identify problems. Mercury's software products and services are designed to assist electronic businesses in improving the performance, availability, reliability and adaptability of their Web sites. Mercury's products include test management products, which automate the testing of Internet applications and other applications, and Web performance monitoring products, which monitor and measure Web site performance from the user's perspective and alert users to performance problems.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January      5 3/16 January      3 1/8 January     7 5/16 January   15 25/32 January    54 11/16 January       86.88
February     4 1/16 February     3 1/4 February    9 5/16 February  16 13/64 February     96 3/8 February      62.94
March             4 March       2 7/16 March        9 1/8 March     17 13/16 March        79 1/4 March         41.88
April        3 7/16 April       3 1/16 April       10 1/8 April      14 3/32 April            90 April         66.15
May           3 5/8 May          4 3/8 May         8 5/16 May        16 7/16 May          84 3/4 May           59.24
June         3 7/16 June       3 23/32 June       11 5/32 June      17 11/16 June         96 3/4 June          59.90
July        3 11/16 July       4 29/64 July      10 11/32 July       23 1/16 July       99 17/64 July          38.66
August        3 1/2 August     4 13/16 August     8 13/32 August      23 7/8 August     122 3/16 August        27.01
September   3 15/32 September  4 25/32 September  9 59/64 September  32 9/32 September   156 3/4 September     19.04
October      3 3/16 October      5 5/8 October     10 3/8 October    40 9/16 October         111 October       23.82
November      2 1/2 November    6 3/32 November  11 15/32 November   41 9/16 November    67 5/16 November      30.79
December      3 1/4 December   6 11/16 December  15 13/64 December  53 31/32 December     90 1/4 December      33.98

     The closing price on January 25, 2002 was $37.51.

                              MICROMUSE INC. (MUSE)

     Micromuse Inc. develops and markets software that monitors and manages elements of information technology infrastructures. Micromuse's products consolidate network data and events, customize network information and allow operators to resolve service problems. Micromuse sells its products directly and through distribution partners.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January           * January          * January          * January    7 41/64 January    40 51/64 January       80.81
February          * February         * February     4 3/4 February    8 1/16 February   70 29/32 February      41.06
March             * March            * March       6 3/32 March       11 1/2 March      69 13/32 March         37.79
April             * April            * April       5 9/16 April      8 39/64 April       49 1/16 April         49.50
May               * May              * May          5 3/8 May        9 31/32 May        49 25/32 May           38.10
June              * June             * June      10 13/64 June      12 15/32 June         82 3/4 June          27.99
July              * July             * July       6 15/32 July        11 5/8 July         64 7/8 July          15.27
August            * August           * August      3 7/16 August     14 9/32 August     75 15/16 August        11.84
September         * September        * September  4 15/32 September  16 1/16 September 100 15/32 September      5.68
October           * October          * October    4 17/64 October   26 23/32 October    84 27/32 October        9.25
November          * November         * November   5 45/64 November  28 19/32 November   43 15/16 November      15.88
December          * December         * December     4 7/8 December    42 1/2 December   60 23/64 December      15.00

     The closing price on January 25, 2002 was $12.04.

                          MICROSOFT CORPORATION (MSFT)

     Microsoft Corporation develops, manufactures, licenses and supports a range of software products for various computing devices. Microsoft software includes operating systems, personal computers and servers, server applications and software development tools. Microsoft's online businesses include the MSN network of Internet products and service, electronic-commerce platforms and alliances with companies involved with broadband Internet access and digital network services.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January     11 9/16 January     25 1/2 January   37 19/64 January     67 1/2 January      97 7/8 January       61.06
February   12 11/32 February    24 3/8 February    42 3/8 February   75 1/16 February     89 3/8 February      59.00
March      12 57/64 March     22 59/64 March       44 3/4 March       89 5/8 March       106 3/4 March         54.69
April       14 5/32 April       30 3/8 April      45 1/16 April      81 5/16 April        69 3/4 April         67.75
May        14 27/32 May             31 May       42 13/32 May       80 11/16 May         62 9/16 May           69.18
June       14 47/64 June      35 11/32 June      54 31/32 June       90 3/16 June             80 June          73.00
July       14 47/64 July      35 11/32 July      54 31/32 July      85 13/16 July       69 13/16 July          66.19
August      15 5/16 August     33 3/64 August    47 31/32 August     92 9/16 August     69 13/16 August        57.05
September  16 31/64 September  33 5/64 September  55 1/32 September  90 9/16 September   60 5/16 September     51.17
October     17 5/32 October     32 1/2 October   52 15/16 October    92 9/16 October      68 7/8 October       58.15
November   19 39/64 November    35 3/8 November        61 November   91 3/64 November     57 3/8 November      64.21
December   20 21/32 December   32 5/16 December  69 11/32 December   116 3/4 December     43 3/8 December      66.25

     The closing price on January 25, 2002 was $63.80.

                       NUANCE COMMUNICATIONS, INC. (NUAN)

     Nuance Communications, Inc. develops, markets and supports voice-responsive software that is designed to make information and services from the Internet and other sources accessible from any telephone. Nuance's speech recognition, natural language understanding and voice authentication software technologies are intended to enable information systems to recognize what an individual says, derive the meaning of what an individual says and verify the identity of the individual. Nuance has also developed a voice browser that allows users to interact with automated information and services using a telephone. Nuance also offers consulting, support and educational services.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January           * January          * January          * January          * January           * January       37.56
February          * February         * February         * February         * February          * February      23.00
March             * March            * March            * March            * March             * March         10.04
April             * April            * April            * April            * April       30 3/16 April         12.81
May               * May              * May              * May              * May          39 1/2 May           15.11
June              * June             * June             * June             * June        83 5/16 June          18.02
July              * July             * July             * July             * July        140 3/8 July          13.40
August            * August           * August           * August           * August      131 5/8 August        10.44
September         * September        * September        * September        * September 121 11/16 September      6.50
October           * October          * October          * October          * October      86 1/4 October        8.07
November          * November         * November         * November         * November    30 9/16 November       9.74
December          * December         * December         * December         * December     43 1/8 December       9.10

     The closing price on January 25, 2002 was $7.57.

                          OPENWAVE SYSTEMS INC. (OPWV)

     Openwave Systems Inc. provides systems software, applications and services, including wireless Internet infrastructure and browsers, unified messaging, mobile e-mail, and directory services. Openwave's customers are communication service providers, including wireless and wireline carriers, Internet service providers, portals and broadband providers. Openwave's operating system consists of software products that allow communication service providers to offer Internet services to their subscribers.

            Closing            Closing           Closing               Closing            Closing             Closing
   1996       Price    1997      Price   1998      Price    1999         Price   2000       Price   2001        Price
January           * January          * January         * January             * January        110 January       69.25
February          * February         * February        * February            * February   139 5/8 February      36.84
March             * March            * March           * March               * March      163 1/8 March         19.84
April             * April            * April           * April               * April           84 April         34.61
May               * May              * May             * May                 * May       69 15/16 May           38.33
June              * June             * June            * June               28 June        65 1/8 June          34.70
July              * July             * July            * July          31 3/32 July        79 7/8 July          25.56
August            * August           * August          * August        59 1/16 August     92 7/16 August        16.04
September         * September        * September       * September      75 3/4 September  113 5/8 September     12.75
October           * October          * October         * October       102 3/4 October    92 9/16 October        7.73
November          * November         * November        * November          145 November    45 5/8 November      10.95
December          * December         * December        * December    115 15/16 December  47 15/16 December       9.79


     The closing price on January 25, 2002 was $7.09.

                            ORACLE CORPORATION (ORCL)

     Oracle Corporation develops, manufactures and markets computer software that allows businesses to engage in electronic commerce and information management. Oracle's primary products include systems software for development of Internet applications and business applications software for a company's data processing, financial management and customer service needs.

            Closing            Closing           Closing               Closing            Closing             Closing
   1996       Price    1997      Price   1998      Price    1999         Price   2000       Price   2001        Price
January     3 17/32 January     4 5/16 January     3 7/8 January       9 15/64 January   24 63/64 January       29.13
February    3 55/64 February   4 23/64 February   4 7/64 February       9 5/16 February    37 1/8 February      19.00
March       3 31/64 March       4 9/32 March     5 17/64 March         6 19/32 March      39 1/32 March         14.98
April         3 3/4 April      4 27/64 April      4 5/16 April         6 49/64 April     39 31/32 April         16.16
May         3 11/16 May         5 3/16 May       3 15/16 May           6 13/64 May       35 15/16 May           15.30
June          4 3/8 June       5 19/32 June       4 3/32 June           9 9/32 June       42 1/32 June          19.00
July        4 11/32 July        6 3/64 July      4 27/64 July          9 33/64 July      37 19/32 July          18.08
August      3 59/64 August     6 23/64 August    3 21/64 August          9 1/8 August    45 15/32 August        12.21
September   4 47/64 September   6 5/64 September 4 55/64 September      11 3/8 September   39 3/8 September     12.58
October     4 45/64 October    5 31/32 October   4 59/64 October      11 57/64 October         33 October       13.56
November     5 7/16 November   5 35/64 November  5 45/64 November     16 61/64 November    26 1/2 November      14.03
December    4 41/64 December   3 23/32 December   7 3/16 December      28 1/64 December   29 1/16 December      13.81

     The closing price on January 25, 2002 was $16.69.

                             PEOPLESOFT, INC. (PSFT)

PeopleSoft, Inc. designs, develops, markets and supports business application software. PeopleSoft's software is designed to provide customer relationship management, human resource management, e-commerce, and financial accounting services applications. PeopleSoft also offers software with applications customized for a specific industry. In addition, PeopleSoft provides consulting, education and technical support for its software products. PeopleSoft's customers include businesses, educational institutions and government agencies.

            Closing            Closing           Closing            Closing             Closing             Closing
   1996      Price     1997     Price    1998     Price     1999     Price     2000      Price     2001       Price
January     11 7/8  January    27 1/4  January   35       January   19 13/16 January   22 1/2    January      41.00
February    13 1/2  February  19 15/16 February  44 11/16 February  18 7/8   February  20 11/16  February     32.25
March       14 3/8  March      20      March     52 11/16 March     14 5/8   March     20        March        23.44
April       15 3/4  April      20 3/4  April     46 1/2   April     13 11/16 April     13 15/16  April        37.04
May       17 11/16  May        25 7/8  May       43 11/16 May       16 3/16  May       13 13/16  May          40.35
June      17 13/16  June       26 3/8  June      47       June      17 1/4   June      16 3/4    June         49.23
July      16 57/64  July       29 1/4  July      37 11/16 July      13 5/8   July      21 13/16  July         43.67
August     19 3/16  August     28 1/8  August    28 1/8   August    14 1/8   August    32 1/4    August       34.48
September 20 13/16  September  29 7/8  September 32 5/8   September 16 15/16 September 27 15/16  September    18.04
October    22 7/16  October    31 7/16 October   21 3/16  October   15       October   43 41/64  October      29.77
November    22 7/8  November  32 23/32 November  20 9/16  November  18 13/16 November  33 1/4    November     34.91
December  23 31/32  December   39      December  18 15/16 December  21 5/16  December  37 3/16   December     40.20

     The closing price on January 25, 2002 was $35.91.

                      RATIONAL SOFTWARE CORPORATION (RATL)

     Rational Software Corporation develops products that are intended to automate the software development process. Rational Software's products and services are designed to allow its customers to more efficiently develop and deploy their software. Rational Software markets its software development products and services to companies involved in Internet businesses and to companies involved in designing Internet infrastructure and equipment.


            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January      6 5/32 January   12 11/16 January    5 21/32 January   16 17/32 January          26 January       51.94
February    9 15/64 February  12 15/16 February     6 3/4 February  14 27/32 February    35 9/16 February      34.94
March         9 7/8 March      10 5/16 March        6 1/2 March     13 13/32 March        38 1/4 March         17.75
April      13 11/32 April      6 29/32 April      8 13/32 April     14 13/16 April       42 9/16 April         24.21
May        15 17/32 May         9 7/16 May          7 5/8 May       16 29/32 May        36 21/32 May           24.10
June        13 7/16 June       8 13/32 June         7 5/8 June      16 15/32 June       46 15/32 June          28.05
July        11 3/32 July         9 5/8 July         8 1/4 July      16 11/16 July         50 7/8 July          17.12
August      13 5/16 August       8 1/4 August      5 9/16 August    13 17/32 August     64 11/32 August        14.36
September   17 1/16 September        8 September  8 13/32 September 14 41/64 September    69 3/8 September      8.66
October     19 3/16 October     4 9/16 October    11 3/16 October     21 3/8 October    59 11/16 October       13.12
November     17 5/8 November    5 1/16 November  11 11/32 November   25 9/15 November     31 1/2 November      19.05
December   19 25/32 December   5 11/16 December    13 1/4 December   24 9/16 December   38 15/16 December      19.50

     The closing price on January 25, 2002 was $23.92.

                                  SAP AG (SAP)

     SAP AG develops and markets software that integrates the way businesses interact internally and with third parties. SAP's software enables companies of all sizes and industries to fully interact with their employees, customers and partners. Specifically, SAP's software is designed to optimize supply chains, manage strategic relationships, reduce time to market and share information. American depositary receipts evidencing American depositary shares of SAP preference shares are included in the Software HOLDRS and are traded through the New York Stock Exchange. Shares of SAP also trade on German and Swiss stock exchanges.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January           * January          * January          * January   33 15/16 January     65 3/16 January       47.64
February          * February         * February         * February        32 February    71 5/16 February      38.69
March             * March            * March            * March      26 5/16 March        59 3/4 March         28.99
April             * April            * April            * April       31 3/8 April        49 1/8 April         40.30
May               * May              * May              * May        33 9/16 May          42 7/8 May           35.11
June              * June             * June             * June        34 5/8 June         46 5/8 June          35.09
July              * July             * July             * July      31 11/16 July         55 3/4 July          36.08
August            * August           * August      41 7/8 August          33 August      64 3/16 August        34.49
September         * September        * September 38 15/16 September   37 3/4 September    61 1/2 September     25.92
October           * October          * October    42 1/16 October    36 9/16 October          51 October       25.70
November          * November         * November   42 5/16 November   33 9/16 November     33 1/4 November      31.03
December          * December         * December   36 1/16 December   52 1/16 December   33 11/16 December      31.93


     The closing price on January 25, 2002 was $36.60.

                           SAPIENT CORPORATION (SAPE)

     Sapient Corporation designs, develops and implements systems that allow businesses to improve customer relationship management, supply-chain design, and business strategy. Sapient's services include business and Internet strategy consulting, creative design, technology development and systems integration. Sapient primarily targets its services to the needs of the financial services, media and entertainment, communications, manufacturing and retail industries.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January           * January    5 27/32 January     9 7/16 January   18 15/32 January     44 3/16 January       16.88
February          * February   4 53/64 February   9 59/64 February  16 23/32 February     35 3/4 February      12.88
March             * March            4 March     11 27/32 March     17 27/32 March      41 15/16 March          7.19
April       6 19/32 April      4 31/64 April     12 11/32 April     15 11/16 April      39 19/32 April         13.45
May           6 1/4 May        5 19/32 May        11 3/16 May       15 15/16 May        49 31/32 May            9.57
June         5 9/32 June        6 3/16 June       13 3/16 June       14 5/32 June       53 15/32 June           9.75
July          4 7/8 July       6 29/32 July       11 7/16 July      13 13/16 July         56 7/8 July           6.25
August      5 13/32 August     6 27/32 August     9 49/64 August      18 1/4 August       52 1/2 August         5.41
September    5 9/16 September  6 23/64 September  8 17/32 September  23 9/16 September  40 11/16 September      3.85
October     5 25/32 October    6 21/32 October   11 17/64 October   31 31/32 October     35 9/16 October        4.31
November    4 15/16 November     6 1/2 November   11 9/16 November    38 3/4 November   17 11/16 November       6.28
December    5 17/64 December   7 21/32 December        14 December  70 15/32 December   11 15/16 December       7.72


     The closing price on January 25, 2002 was $5.23.

                           SIEBEL SYSTEMS, INC. (SEBL)

     Siebel Systems, Inc. develops and markets customer relationship software that is designed to automate the sales and customer service operations of large corporations across multiple channels, including the Web. Siebel's principal software products offer client information and support services to customer service call centers, direct sales teams, resellers, retailers and Web-based sales forces.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January           * January     2 3/16 January     6 5/32 January   10 15/16 January    45 27/32 January       66.31
February          * February    2 7/32 February   7 11/16 February        11 February         70 February      38.25
March             * March       2 3/32 March       7 3/16 March       11 7/8 March      59 23/32 March         27.20
April             * April      2 17/64 April      6 15/32 April      9 38/64 April       61 7/16 April         45.58
May               * May         3 9/32 May        5 11/16 May       11 25/64 May          58 1/2 May           45.36
June        1 59/64 June        4 1/32 June        8 1/16 June      16 37/64 June       81 25/32 June          46.90
July        1 55/64 July         4 1/4 July       6 25/32 July      14 25/32 July         72 1/2 July          34.46
August      2 37/64 August     4 33/64 August     4 11/16 August    17 11/64 August     98 29/32 August        21.60
September   2 39/64 September  5 21/64 September  7 11/64 September 16 21/32 September  111 5/16 September     13.01
October     3 13/32 October     5 3/64 October     5 7/64 October   27 29/64 October   104 15/16 October       16.33
November    2 13/16 November   5 13/64 November    6 1/16 November   35 1/16 November     69 7/8 November      22.35
December      3 3/8 December   5 15/64 December   8 31/64 December        42 December     67 5/8 December      27.98


     The closing price on January 25, 2002 was $37.20.

                           TIBCO SOFTWARE INC. (TIBX)

     TIBCO Software Inc. develops and markets electronic-business infrastructure software which is designed to allow businesses to integrate their internal operations, dealings with business partners and relations with customers in real time. TIBCO products and services are designed to assist in the distribution of information by connecting a business' applications, Web site and databases to the Internet and Internet-based applications. TIBCO's software enables businesses and users to automatically transmit, receive, filter and personalize information in real time.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January           * January          * January          * January          * January    51 27/64 January       37.94
February          * February         * February         * February         * February        131 February      13.50
March             * March            * March            * March            * March        81 1/2 March          8.50
April             * April            * April            * April            * April       89 1/16 April         11.40
May               * May              * May              * May              * May          55 5/8 May           13.80
June              * June             * June             * June             * June        107 1/4 June          12.77
July              * July             * July             * July            10 July            103 July           9.05
August            * August           * August           * August      9 3/64 August    101 15/16 August         8.57
September         * September        * September        * September  10 1/32 September   84 7/16 September      7.34
October           * October          * October          * October         13 October          63 October        8.44
November          * November         * November         * November  32 21/64 November     34 5/8 November      12.59
December          * December         * December         * December        51 December   47 15/16 December      14.93


     The closing price on January 25, 2002 was $15.00.

                       VERITAS SOFTWARE CORPORATION (VRTS)

     Veritas Software Corporation develops and markets storage management software for operating systems, including versions of UNIX, Windows NT and Linux. Veritas software is designed to improve the level of centralization, control and automation in computing environments. The products developed from Veritas' software are intended to offer protection against data loss and file corruption, allow rapid recovery after disk or computer system failure, enable information technology managers to work efficiently with large numbers of files, and make it possible to manage data distributed on large networks of computer systems.

            Closing            Closing            Closing            Closing             Closing             Closing
   1996       Price    1997      Price   1998       Price   1999       Price   2000        Price   2001        Price
January     2 29/64 January     5 9/64 January     7 9/32 January   18 37/64 January      97 1/4 January       94.88
February     2 3/64 February    3 9/64 February   8 27/64 February  15 25/32 February  131 59/64 February      64.94
March         2 1/8 March      2 59/64 March      8 49/64 March     17 15/16 March           131 March         46.24
April       2 63/64 April      3 21/64 April       8 7/64 April     15 25/32 April      107 9/32 April         59.61
May         2 31/64 May        4 29/32 May        8 31/32 May       19 39/64 May         116 1/2 May           65.91
June        2 53/64 June       4 31/32 June        9 3/16 June       21 3/32 June       113 1/32 June          66.53
July         2 1/16 July         6 1/8 July      12 15/32 July      24 14/16 July      101 15/16 July          42.41
August       3 3/64 August     6 15/64 August     9 31/32 August    26 21/64 August     120 9/16 August        28.72
September   4 21/32 September  6 33/64 September  12 9/32 September   33 3/4 September       142 September     18.44
October     4 63/64 October    6 11/64 October    11 9/64 October   47 15/16 October    141 1/64 October       28.38
November    4 37/64 November   6 31/64 November   13 9/32 November   61 3/64 November    97 9/16 November      38.89
December    4 29/32 December    7 9/16 December   13 5/16 December  85 27/64 December     87 1/2 December      44.83


     The closing price on January 25, 2002 was $45.22.

================================================================================











                                 [HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts

                             Software HOLDRSSM Trust







                               P R O S P E C T U S







                                January 29, 2002


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.

     See Exhibit Index.


Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on January 29, 2002.


                            MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED


                            By:                         *
                                  ----------------------------------------------
                                  Name:  John J. Fosina
                                  Title: Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on January 29, 2002.

                Signature                                   Title

                    *                         Chief Executive Officer,
   -----------------------------------        Chairman of the Board and Director
             E. Stanley O'Neal

                    *                         Director
   -----------------------------------
          George A. Schieren


                    *                         Director
   -----------------------------------
              Thomas H. Patrick


                    *                         Chief Financial Officer
   -----------------------------------
               John J. Fosina


                    *                         Controller
   -----------------------------------
               Dominic A. Carone


   *By: /s/ MITCHELL M. COX                   Attorney-in-Fact
        -----------------------------------
               Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

     *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

     *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS. .

     *5.1 Opinion of Shearman & Sterling regarding the validity of the Software
          HOLDRS Receipts, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

     *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

    *24.1 Power of Attorney (included in Part II of Registration Statement), filed on August 15, 2000 as an exhibit to the registration statement filed on Form S-1 for Software HOLDRS.

    *24.2 Power of Attorney of Dominic A. Carone, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

     24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.



------------------
* Previously filed.